As filed with the Securities and Exchange Commission on May 16, 2002


                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                            Covenant Transport, Inc.
             (Exact name of registrant as specified in its charter)



            Nevada                                     88-0320154
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)



        400 Birmingham Highway
        Chattanooga, Tennessee                          37419
(Address of Principal Executive Offices)              (Zip Code)


                  Covenant Transport, Inc. Incentive Stock Plan
                            (Full title of the plan)



                                 David R. Parker
                Chairman, President, and Chief Executive Officer
                            Covenant Transport, Inc.
                             400 Birmingham Highway
                          Chattanooga, Tennessee 37419
                     (Name and address of agent for service)


                                 (423) 821-1212
          (Telephone number, including area code, of agent for service)


                                    Copy to:
                              Mark A. Scudder, Esq.
                         Scudder Law Firm, P.C., L.L.O.
                        411 South 13th Street, Suite 200
                             Lincoln, Nebraska 68508
                                 (402) 435-3223



                        CALCULATION OF REGISTRATION FEE

==================================================== ================== ==================== ===================== =================

                                                                              Proposed          Proposed maximum       Amount of
                                                        Amount to be      maximum offering     aggregate offering     registration
Title of securities to be registered                   registered (1)      price per unit            price                fee
----------------------------------------------------- ------------------ -------------------- --------------------- ----------------
Class A Common Stock, ($.01 par value) ..........       305,500 shares         $16.79              $5,129,345           $471.90
----------------------------------------------------- ------------------ -------------------- --------------------- ----------------
Class A Common Stock, ($.01 par value) ..........       697,534 shares      $15.5225 (2)        $10,827,472 (2)         $996.13
----------------------------------------------------- ------------------ -------------------- --------------------- ----------------


(1) The registrant previously registered 670,000 shares on January 20, 1995, and an additional 651,550 shares on May 18, 2000. This registration relates to the registration of an additional 1,003,034 shares, 305,500 of which are the subject of outstanding and unvested options to purchase at $16.79.

(2) Estimated pursuant to Rule 457(h) of the Securities Act of 1933, as amended, solely for purposes of calculating the registration fee. The price is based upon the average of high and low prices ($15.5225) of Covenant Transport Inc. Class A common stock on May 13, 2002, as reported on the Nasdaq National Market, with respect to the 697,534 shares of Class A common stock subject to future grants under the Covenant Transport, Inc. Incentive Stock Plan.

                                     PART I

                                EXPLANATORY NOTE

     This Registration Statement includes two parts. The documents constituting the prospectus under Part I of this Registration Statement will be delivered to employees in compliance with Form S-8 and Rule 428(b)(1) under the Securities Act of 1933, as amended (the "1933 Act"). Such documents have been excluded from this Registration Statement in accordance with the instructions to Form S-8. These documents and the documents incorporated by reference in the registration statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

     The Reoffer Prospectus filed herewith has been prepared in accordance with the requirements of Part I of Form S-3 and may be used for reofferings and resales of the Class A common stock of Covenant Transport, Inc. (the "Registrant") acquired by persons named therein pursuant to the Covenant Transport, Inc. Incentive Stock Plan (the "Plan"). The Reoffer Prospectus filed herewith may also be used in connection with the offer and sale of securities of the Registrant registered under the Registration Statement on Form S-8 bearing registration number 33-88686 filed January 20, 1995, and amended August 15, 1996, and the offer and sale of securities of the Registrant registered under the Registration Statement on Form S-8 bearing registration number 333-37356 filed May 18, 2000.

                               REOFFER PROSPECTUS


                            COVENANT TRANSPORT, INC.

                                 714,598 SHARES
                              CLASS A COMMON STOCK
                                 Par Value $.01

     This Reoffer Prospectus supersedes all prior Reoffer Prospectuses for offers and sales on or after the date hereof.

     This Reoffer Prospectus relates to the offer and sale of our Class A common stock issuable (upon exercise of options or otherwise) pursuant to the Covenant Transport, Inc. Incentive Stock Plan (the "Plan"). The shares of Class A common stock being sold will be held by persons who may be deemed to be affiliates of the Registrant and such shares may be offered from time to time by such selling stockholders pursuant to this Reoffer Prospectus or one or more supplements hereto.

     We will receive none of the proceeds of this offering. All expenses incurred in connection with the preparation and filing of this Reoffer Prospectus and the related Form S-8 Registration Statement are being borne by us.

     Our Class A common stock is listed on the Nasdaq National Market and trades under the symbol CVTI. All or a portion of the Class A common stock offered hereby may be offered for sale on the Nasdaq National Market, or otherwise, at prices and terms then obtainable. All brokers' commissions, concessions, or discounts will be paid by the selling stockholders.

              See Risk Factors on page 5 of this Reoffer Prospectus

     These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

     Our principal offices are located at 400 Birmingham Highway, Chattanooga, Tennessee 37419. Our telephone number is (423) 821-1212.

     The date of this Reoffer Prospectus is May 16, 2002.

                               TABLE OF CONTENTS


                                                                            Page

Risk Factors...................................................................5

Selling Stockholders ..........................................................6

Plan of Distribution  .........................................................8

Interests of Named Experts and Counsel.........................................8

Incorporation of Information by Reference .....................................8

Indemnification of Officers and Directors......................................9

     No person has been authorized to give any information or to make any representations, other than those contained in this Reoffer Prospectus, in connection with the offering made hereby, and, if given or made, such information or representations must not be relied upon. Neither the delivery of this Reoffer Prospectus nor any offer, solicitation, or sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Registrant since the date hereof or that the information herein is correct as of any time subsequent to its date. This Reoffer Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make any such offer or solicitation.

                                  RISK FACTORS

A number of factors, over which the Company has little or no control, may affect the Company's future results. Factors that might cause such a difference include, but are not limited to, the following:

Economic Factors - Negative economic factors such as recessions, downturns in customers' business cycles, surplus inventories, inflation, and higher interest rates could impair the Company's operating results by decreasing equipment utilization or increasing costs of operations.

Fuel Price - The price of diesel fuel escalated rapidly in late 1999 and continued at high levels until the third quarter of 2001. It has fluctuated significantly since that time. Fuel is one of the Company's largest operating expenses, and high fuel prices have a negative impact on the Company's profitability. Significant fluctuations can make collection of fuel surcharges more difficult. Continued high fuel prices and fluctuations may affect the Company's future results. In addition, the Company's volume purchase commitments during 2002 and 2003 obligate the Company to purchase approximately 55 million gallons in each year, for a total of 110 million gallons of fuel. Rising prices of fuel will negatively impact the Company's profitability to the extent of purchase commitments, less the effects of fixed price arrangements and financial hedges.

Resale of Used Revenue Equipment - Prior to 2000, the Company historically recognized a gain on the sale of its revenue equipment. The market for used tractors experienced a sharp drop in late 1999 and into 2000, low resale values continued into 2001 and led to an impairment charge, as is described in our Annual Report for the fiscal year ended December 31, 2001. The prices of used trailers also are depressed. If the prices for used equipment remain depressed, the Company could find it necessary to dispose of its equipment at lower prices, increase its depreciation expense, and/or retain some of its equipment longer, with a resulting increase in operating expenses.

Recruitment, Retention, and Compensation of Qualified Drivers - Competition for drivers is intense in the trucking industry. There historically has been, and continues to be, an industry-wide shortage of qualified drivers. This shortage could force the Company to significantly increase the compensation it pays to driver employees, curtail the Company's growth, or experience the adverse effects of tractors without drivers.

Competition - The trucking industry is highly competitive and fragmented. The Company competes with other truckload carriers, private fleets operated by existing and potential customers, railroads, rail-intermodal service, and to some extent with air-freight service. Competition is based primarily on service, efficiency, and freight rates. Many competitors offer transportation service at lower rates than the Company. The Company's results could suffer if it is forced to compete solely on the basis of rates.

Regulation  -  The  trucking   industry  is  subject  to  various   governmental
regulations. The DOT is considering a proposal that may limit the hours-in-service during which a driver may operate a tractor and a proposal that would require installing certain safety equipment on tractors. The EPA has promulgated air emission standards that are expected to increase the cost of tractor engines and reduce fuel mileage. The Department of Labor has proposed and may act upon ergonomics regulations that could affect operating costs and efficiency. Although the Company is unable to predict the nature of any changes in regulations, the cost of any changes, if implemented, may adversely affect the profitability of the Company.

Insurance and claims - In 2001 and again in early 2002, the Company adopted an insurance program with significantly higher deductibles. An increase in the number or severity of accidents, stolen equipment, or other loss events over those anticipated could have a materially adverse effect on the Company's profitability.

Acquisitions - A significant portion of the Company's growth has occurred through acquisitions, and acquisitions are an important component of the Company's growth strategy. Management must continue to identify desirable target companies and negotiate, finance, and close acceptable transactions or the Company's growth could suffer.

New Accounting Pronouncements - In June 2001, the FASB issued SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. SFAS No. 142 will require that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS No. 142. The provisions of each statement which apply to goodwill and intangible assets acquired prior to June 30, 2001 were adopted by the Company on January 1, 2002. The impact of the application of the provisions of this statement on the Company's financial position or results of operations upon adoption are not expected to have a material impact, however the Company anticipates the standard will result in reducing the amortization of goodwill. As of December 31, 2001, the Company has approximately $11.0 million of unamortized goodwill resulting in approximately $307,000 of annualized amortization expense.

The Company was required to adopt the provisions of SFAS No. 141 effective June 30, 2001, and SFAS No. 142 effective January 1, 2002. Furthermore, any goodwill that was acquired in a purchase business combination completed after June 30, 2001 will not be amortized. Goodwill acquired in business combinations completed before July 1, 2001 is no longer being amortized after December 31, 2001.

In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS 143 provides new guidance on the recognition and measurement of an asset retirement obligation and its associated asset retirement cost. It also provides accounting guidance for legal obligations associated with the retirement of tangible long-lived assets. SFAS 143 is effective for the Company's fiscal year beginning in 2003 and is not expected to materially impact the Company's consolidated financial statements.

In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS 144 provides new guidance on the recognition of impairment losses on long-lived assets to be held and used or to be disposed of and also broadens the definition of what constitutes discontinued operations and how the results of discontinued operations are to be measured and presented. SFAS 144 is effective for the Company's fiscal year beginning in 2002 and is not expected to materially change the methods used by the Company to measure impairment losses on long-lived assets.

                              SELLING STOCKHOLDERS

     This Reoffer Prospectus relates to the reoffer and resale of Class A common stock, par value $.01 per share issued or that may be issued to the Selling Stockholders, as defined below, under the Plan. The Selling Stockholders are persons who may be deemed to be "affiliates" of the Registrant who acquire Class A common stock (pursuant to the exercise of options or otherwise) after the date hereof pursuant to the Plan.

     The following table sets forth (i) the name of each Selling Stockholder and his position with the Registrant; (ii) the number of shares of Class A common stock owned by each Selling Stockholder prior to the offering; (iii) the amount to be offered for each Selling Stockholder's account; and (iv) the amount and percentage (if one percent or more) of Class A common stock to be owned by each Selling Stockholder after completion of the offering (assumes the sale of all shares offered pursuant to this Reoffer Prospectus). There is no assurance that the Selling Stockholders will sell all or any portion of the Class A common stock offered.


----------------------------- ----------------------------------- -------------------------- ---------------------------------
Name and Position             Number of Shares of Class A         Number   of   Shares   of  Number  of  Shares  of  Class  A
                              Common Stock Beneficially Owned     Class A  Common  Stock to  Common    Stock/Percentage    of
                              at May 15, 2002(1)                  be offered for Resale(2)   Class   to   be   Owned    After
                                                                                             Completion of the Offering(3)
----------------------------- ----------------------------------- -------------------------- ---------------------------------
David R. Parker
Chairman, President, and                  4,279,830                        299,206                  4,063,761 / 34.56%
Chief Executive
Officer(4)
----------------------------- ----------------------------------- -------------------------- ---------------------------------
Michael W. Miller
Executive Vice President                    98,966                         142,298                          0
and Chief Operating
Officer, Director
----------------------------- ----------------------------------- -------------------------- ---------------------------------
Joey B. Hogan
Senior Vice President                       75,941                         107,272                       5,334 / *
and Chief Financial
Officer (5)
----------------------------- ----------------------------------- -------------------------- ---------------------------------
David Hughes
Treasurer, Director of                       8,683                          13,583                       1,099 / *
Business Development (6)
----------------------------- ----------------------------------- -------------------------- ---------------------------------
Ronald B. Pope
Senior Vice President -                     49,914                          71,822                        592 / *
Sales/Marketing(7)
----------------------------- ----------------------------------- -------------------------- ---------------------------------
R.H. Lovin, Jr.
Vice President -                            61,334                         90,500                           0
Administration,
Secretary, Director
----------------------------- ----------------------------------- -------------------------- ---------------------------------

(1) A person is deemed to be the beneficial owner of voting securities that can be acquired by such person within 60 days after the date hereof upon the exercise of options, warrants, or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants, or convertible securities that are held by such person (but not those held by any other person) and that are currently exercisable (i.e., that are exercisable within 60 days from the date hereof) have been exercised. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.

(2) Consists of shares of common stock issuable upon the exercise of options both currently and not currently exercisable. We cannot assure that the Selling Stockholders will exercise their options to purchase our common stock.

(3)  Assumes the sale of all shares offered pursuant to this Reoffer Prospectus.

(4) Includes 3,855,000 shares of Class A common stock owned by David R. Parker and Jacqueline F. Parker as Joint Tenants with Rights of Survivorship and 200,000 shares of Class A common stock owned by the Parker Family Limited Partnership, of which Mr. and Mrs. Parker are general partners. Also includes 8,956 shares of Class A common stock held by Mr. Parker in the Registrant's 401(k) Plan. Mr. Parker also owns 100% of the Registrant's Class B common sock. Mr. Parker's combined holdings after completion of the offering would comprise over 45% of all of the Registrant's outstanding capital stock.

(5) Includes 3,400 shares of Class A common stock owned by Joey B. Hogan and Melinda J. Hogan as joint tenants, and 1,934 shares of Class A common stock held by Mr. Hogan in the Registrant's 401(k) Plan.

(6) Includes 1,099 shares of Class A common stock held by Mr. Hughes in the Registrant's 401(K) Plan.

(7) Includes 100 shares of Class A common stock owned by Ronald B. Pope and 492 shares of Class A common stock held by Mr. Pope in the Registrant's 401(k) Plan.

*    Less than one percent.

                              PLAN OF DISTRIBUTION

     The Selling Stockholders may sell in any of the following ways: (i) through dealers; (ii) through agents; or (iii) directly to one or more purchasers. The distribution of the Class A common stock may be effected from time to time in one or more transactions on the Nasdaq National Market (or on such other national stock exchanges on which the Class A common stock may be traded from time to time) in transactions that may include special offerings, exchange distributions, and/or secondary distributions pursuant to and in accordance with the rules of such exchanges, otherwise in the over-the-counter market, or in transactions other than on such markets, or a combination of such transactions. Any such transaction may be effected at the market price prevailing at the time of sale, at a price related to such prevailing market price, at a negotiated price, or at a fixed price. The Selling Stockholders may effect such transactions by selling Class A common stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Stockholders and/or commissions from purchasers of Class A common stock for whom they may act as agent (which compensation may be less than or in excess of customary commissions).

     The Selling Stockholders and any broker-dealers or agents that participate in the distribution of Class A common stock by them might be deemed to be underwriters, and any discounts, commissions, or concessions received by any such broker-dealers or agents might be deemed to be underwriting discounts and commissions under the 1933 Act. The Selling Stockholders shall bear all expenses with respect to the offering of the Class A common stock, except the costs associated with registering the Class A common stock under the 1933 Act and preparing this Reoffer Prospectus, which costs shall be borne by the Registrant.

     Any Class A common stock covered by this Reoffer Prospectus that qualifies for sale pursuant to Rule 144 under the 1933 Act may be sold under that Rule rather than pursuant to this Reoffer Prospectus.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

     Mark Scudder serves on the Registrant's Board of Directors, and is a principal of Scudder Law Firm P.C., L.L.O., the Registrant's outside corporate and securities counsel. William T. Alt is also a director of Registrant, and has served as outside counsel to the Registrant since 1986.

                   INCORPORATION OF INFORMATION BY REFERENCE

     The following documents previously filed by the Registrant with the United States Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), are hereby incorporated by reference in this Reoffer Prospectus:

     a. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

     b. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

     c. The description of the Registrant's Class A common stock contained under the caption "Description of Registrant's Securities to be Registered" in the Registrant's registration statement on Form 8-A filed

September 30, 1994, which incorporates by reference the information under the heading "Description of Capital Stock" in the prospectus dated October 28, 1994, included in the Registrant's Registration Statement on Form S-1 (No. 33-82978, effective October 28, 1994), including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Reoffer Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Reoffer Prospectus or in any other subsequently filed document modifies or supersedes such statement. Such subsequently filed document is hereby incorporated by reference in this Reoffer Prospectus.

     Copies of any or all information incorporated by reference in this Reoffer Prospectus not included or delivered herewith shall be provided without charge to each person to whom a Reoffer Prospectus is delivered, including any beneficial owner, upon written or oral request therefor to Joey B. Hogan, Treasurer and Chief Financial Officer, Covenant Transport, Inc., 400 Birmingham Highway, Chattanooga, Tennessee 37419, (423) 821-1212.

     The Registrant is subject to the informational requirements of the 1934 Act and, in accordance therewith, files reports, proxy statements, and other information with the Commission. Such reports, proxy statements, and other information may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers. The Registration Statement (as defined herein), as well as subsequent reports, proxy, and information statements, and other information concerning the Registrant that is filed electronically with the Commission is available at the web site maintained by the Commission at http://www.sec.gov. Additional information about the Registrant is available at its web site http://www.covenanttransport.com.

     This Reoffer Prospectus does not contain all of the information set forth in the Form S-8 Registration Statement (herein collectively, together with all amendments and exhibits, referred to as the "Registration Statement") of which this Reoffer Prospectus is a part and which the Registrant has filed with the Commission. For further information with respect to the Registrant and the securities offered hereby, reference is made to the Registration Statement, including the exhibits filed as a part thereof, copies of which can be inspected at, or obtained at prescribed rates from, the Public Reference Room of the Commission at the address set forth above. Additional updating information with respect to the Registrant may be provided in the future by means of appendices or supplements to this Reoffer Prospectus.

                   INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The Nevada General Corporation Law provides for the indemnification of officers and directors (and others) under certain circumstances against expenses incurred in successfully defending against a claim and authorizes Nevada corporations to indemnify their officers and directors under certain circumstance against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director.

     Article VII of the Registrant's Articles of Incorporation and Article X of the Registrant's Bylaws provide that the Registrant's directors and officers shall be indemnified against liabilities they may incur while serving in such capacities to the fullest extent allowed by the Nevada General Corporation Law. Under these indemnification provisions, the Registrant is required to indemnify its directors and officers against any reasonable expenses (including attorneys' fees) incurred by them in the defense of any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, to which they were made a party, or in defense of any claim, issue, or matter therein, by reason of the fact that they are or were a director or officer of the Registrant or while a director or officer of the Registrant are or were serving at the Registrant's request as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise unless it is ultimately determined by a court of competent jurisdiction that they failed to act in a manner they believed in good faith to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal proceeding, had reasonable cause to believe their conduct was lawful. The Registrant will advance expenses incurred by directors or officers in defending any such action, suit, or proceeding upon receipt of written confirmation from such officers or directors that they have met certain standards of conduct and an undertaking by or on behalf of such officers or directors to repay such advances if it is ultimately determined that they are not entitled to indemnification by the Registrant. The Registrant may, through indemnification agreements, insurance, or otherwise, provide additional indemnification. The Registrant has entered into indemnification agreements with each of its directors and executive officers.

     Article VI of the Registrant's Articles of Incorporation eliminates, to the fullest extent permitted by law, the liability of directors and officers for monetary or other damages for breach of fiduciary duties to the Registrant and its stockholders as a director or officer.

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to officers, directors, or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

                                    Part II

Pursuant to General Instruction E of Form S-8 ("Registration of Additional Securities"), the Registrant hereby makes the following statement:

          On January 20, 1995, the Registrant filed with the Securities and Exchange Commission a Registration Statement on Form S-8, which was subsequently amended August 15, 1996 (SEC file No. 33-88686), and registered additional shares pursuant to a Registration Statement on Form S-8 filed on May 18, 2000 (SEC file No. 333-37356) (the "Prior Registration Statements"), relating to shares of the Registrant's Class A common stock ($.01 par value) to be issued pursuant to the Covenant Transport, Inc. Incentive Stock Plan (the "Incentive Stock Plan"), and the Prior Registration Statement is currently effective. This Registration Statement relates to securities (a) of the same class as those to which the Prior Registration Statements relate and
          (b) to be issued pursuant to the Incentive Stock Plan. The Prior Registration Statements are incorporated herein by reference.

The following exhibits are filed as a part of this Registration Statement:


------------------- ------------------------------------------------------------------------------------------------
   Exhibit No.                                                  Exhibit
------------------- ------------------------------------------------------------------------------------------------
        5           Opinion of Scudder Law Firm, P.C., L.L.O.
------------------- ------------------------------------------------------------------------------------------------
       23.1         Independent Auditors' Consent - KPMG LLP
------------------- ------------------------------------------------------------------------------------------------
       23.2         Independent Auditors' Consent - PricewaterhouseCoopers LLP
------------------- ------------------------------------------------------------------------------------------------
       23.3         Consent of Scudder Law Firm, P.C., L.L.O. (contained in Exhibit 5 hereto)
------------------- ------------------------------------------------------------------------------------------------
        24          Power of Attorney (contained in the signature page to this Registration Statement)
------------------- ------------------------------------------------------------------------------------------------

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chattanooga, State of Tennessee on May 15, 2002.

                                           COVENANT TRANSPORT, INC.


                                  By:      /s/ David R. Parker
                                           -------------------------------------
                                           David R. Parker,
                                           Chairman of the Board, President, and
                                           Chief Executive Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby appoints David R. Parker, Mark A. Scudder, and Joey B. Hogan, and each of them, as attorneys-in-fact with full power of substitution, to execute in their respective names, individually and in each capacity stated below, any and all amendments (including post-effective amendments) to this Registration Statement as the attorney-in-fact and to file any such amendment to the Registration Statement, exhibits thereto, and documents required in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and their substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


            Signatures                                    Title                             Date

/s/ David R. Parker                Chairman of the Board, President, and Chief          May 15, 2002
---------------------------------  Executive Officer; Director (principal executive
David R. Parker                    officer)

/s/ Joey B. Hogan                  Senior Vice President and Chief Financial Officer    May 15, 2002
---------------------------------  (principal financial officer)
Joey B. Hogan

/s/ Michael W. Miller              Executive Vice President and Chief Operating         May 15, 2002
----------------------------       Officer; Director
Michael W. Miller

                                   Vice President - Administration, and Secretary;      May 15, 2002
---------------------------------  Director
R.H. Lovin, Jr.

/s/ William T. Alt                 Director                                             May 15, 2002
---------------------------------
William T. Alt

/s/ Robert E. Bosworth             Director                                             May 15, 2002
---------------------------
Robert E. Bosworth

/s/ Hugh O. Maclellan, Jr.         Director                                             May 15, 2002
-------------------------
Hugh O. Maclellan, Jr.

/s/ Mark A. Scudder                Director                                             May 15, 2002
---------------------------------
Mark A. Scudder



------------------- ------------------------------------------------------------------------------------------------
   Exhibit No.                                                  Exhibit
------------------- ------------------------------------------------------------------------------------------------
        5           Opinion of Scudder Law Firm, P.C., L.L.O.
------------------- ------------------------------------------------------------------------------------------------
       23.1         Independent Auditors' Consent - KPMG LLP
------------------- ------------------------------------------------------------------------------------------------
       23.2         Independent Auditors' Consent - PricewaterhouseCoopers LLP
------------------- ------------------------------------------------------------------------------------------------
       23.3         Consent of Scudder Law Firm, P.C., L.L.O. (contained in Exhibit 5 hereto)
------------------- ------------------------------------------------------------------------------------------------
        24          Power of Attorney (contained in the signature page to this Registration Statement)
------------------- ------------------------------------------------------------------------------------------------
